Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Data

On August 1, 2024, American Superconductor Corporation (“AMSC” or the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with each of the sellers listed on the signature pages thereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”), Megatran Industries, Inc, a New Jersey corporation (“Megatran”) and James David Seitz, an individual, solely in his capacity as the stockholder representative thereunder (the “Stockholder Representative”).

Pursuant to the terms of the Stock Purchase Agreement and concurrently with entering into such agreement, the Company purchased all of the issued and outstanding shares of Megatran (collectively, the “Acquired Interests”) for aggregate consideration in an amount equal to $61,350,000 (the “Purchase Price”), which consideration amount shall be subject to various adjustments set forth in the Stock Purchase Agreement (including those described below) and consists of: (a) (i) $25,000,000, minus (ii) the Indebtedness (as defined in the Stock Purchase Agreement) outstanding as of immediately prior to the closing, minus (iii) Company Expenses (as defined in the Stock Purchase Agreement) (collectively, the “Cash Purchase Price”); (b) a number of restricted shares (rounded up or down to the nearest whole share, as applicable) (the “Company Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”) equal to the quotient obtained by dividing (x) $31,350,000 (the “Share Purchase Price”) by (y) the closing price per share of Common Stock on the Nasdaq Global Select Market on the last trading day immediately preceding the Closing Date; and (c) an additional cash payment equal to $5,000,000, as adjusted pursuant to Sections 5.6(c), (d), and (f) of the Stock Purchase Agreement (the “Additional Cash Purchase Price”).

The unaudited pro forma condensed consolidated financial information contained herein is based on the historical financial statements of AMSC, and the historical financial statements of Megatran, which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A, and has been adjusted to give effect to AMSC’s  acquisition of Megatran, which was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

The historical financials of Megatran were prepared under the standards for private companies and as such reflect accounting for Goodwill according to guidance in Financial Accounting Standards Board (FASB) Accounting Standards Updated (ASU) 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination, which allows entities who meet the definition of a private company to subsume many of the types of customer-related intangible assets that they would otherwise recognize separately into goodwill. As a result of the application of ASU 2014-18, Megatran also applied guidance in FASB ASU 2014-02, Intangibles- Goodwill and Other which allows amortization of all existing goodwill for private companies.  Megatran amortized goodwill over 10 years and tested for impairment at the reporting unit should a triggering event occurs.  No triggering events occurred in the reporting periods ended December 31, 2023 and December 31, 2022.  Management considered the difference in accounting treatment from Accounting Standards Codification ("ASC") 805, Business Combinations and ASC 350-20 for public companies, as goodwill is not amortized for public reporting companies. Management concluded the impact of amortizing the goodwill by Megatran would not materially change the financial results used to derive the pro forma condensed consolidated financial information contained herein.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 is presented as if the Acquisition (as defined below) had occurred on June 30, 2024 and is based on the unaudited condensed consolidated balance sheet of AMSC as of June 30, 2024 (as filed with the Securities and Exchange Commission (“SEC”) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024) and the unaudited condensed combined balance sheet of  Megatran as of June 30, 2024, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the three months ended June 30, 2024 is presented as if the Acquisition had occurred on April 1, 2024 and is based upon the unaudited condensed consolidated statement of operations of  AMSC for the three months ended June 30, 2024 (as filed with the SEC in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024) and the unaudited condensed consolidated statement of operations of Megatran for the three months ended June 30, 2024, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2024 is presented as if the Acquisition had occurred on April 1, 2023 and is based upon the audited consolidated statement of operations of AMSC for the year ended March 31, 2024 (as filed with the SEC in its Annual Report on Form 10-K for the year ended March 31, 2024) and the audited combined statement of operations and comprehensive income of Megatran for the year ended December 31, 2023 (included in Exhibit 99.1 to this Current Report on Form 8-K/A).

The unaudited pro forma condensed consolidated statements of operations reflect only pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of the combined company beyond twelve months and have not been adjusted to reflect any operating efficiencies that may be realized by AMSC as a result of the Acquisition. AMSC expects to incur certain charges and expenses related to integrating the operations of AMSC and Megatran. AMSC is assessing the combined operating structure, business processes, and other assets of these businesses and is developing a combined strategic operating plan. The objective of this plan will be to enhance productivity and efficiency of the combined operations. The unaudited pro forma condensed consolidated statements of operations do not reflect such charges and expenses.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, are hypothetical in nature and do not purport to represent what our results of operations, balance sheet or other financial information would have been if the Acquisition had occurred as of the dates indicated. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable, including an allocation of the purchase price based on an estimate of fair value and excluding certain non-recurring charges as disclosed. These estimates are preliminary and are based on information currently available and could change significantly. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements, including the related notes, of AMSC included in its Annual Report on Form 10-K for the year ended March 31,2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and the audited combined financial statements of Megatran included in Exhibit 99.1 and unaudited combined financial statements of Megatran included in Exhibit 99.2 to this Current Report on Form 8-K/A.

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

June 30, 2024

			Pro Forma Adj		Combined
	AMSC As Reported	Megatran As Reported	for Acquisition		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$93,455	$2,545	$(3,975)	(k)	$92,025
Accounts receivable, net	23,529	20,036	-		43,565
Inventory	45,149	21,207	728	(a)	67,084
Prepaid expenses and other current assets	10,424	1,457	-		11,881
Restricted cash	468	-	-		468
Total current assets	173,025	45,246	(3,247)		215,024

Property, plant and equipment, net	10,529	4,686	23,744	(b)	38,959
Intangibles, net	5,957	-	1,940	(i)	7,897
Right-of-use assets	4,096	-	-		4,096
Investment in joint venture	-	1,979	(734)	(j)	1,245
Goodwill	43,471	159	7,141	(i)	50,771
Restricted cash	1,600	-	-		1,600
Deferred tax assets	1,114	-	-		1,114
Other assets	351	42	-		393
Total assets	$240,143	$52,112	$28,844		$321,099

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$22,309	$4,796	$550	(c)	$27,655
Line of credit	-	3,000	(3,000)	(k)	-
Accrued distributions	-	975	(975)	(k)	0
Other liabilities	-	120	-		120
Lease liability, current portion	862	-	-		862
Debt, current portion	9	-	-		9
Contingent consideration	7,020	-	-		7,020
Deferred revenue, current portion	55,984	4,217	-		60,201
Total current liabilities	86,184	13,109	(3,425)		95,868

Deferred revenue, long term portion	6,929	-	-		6,929
Lease liability, long term portion	3,359	-	-		3,359
Deferred tax liabilities	300	-	6,534	(d)	6,834
Other liabilities	27	-	-		27
Total liabilities	96,799	13,109	3,109		113,017

Stockholders' equity:
Common stock	374	45	(32)	(e)	387
Additional paid-in capital	1,214,320	-	61,337	(e)	1,275,657
Treasury stock	(3,765)	-	-	(e)	(3,765)
Equity in Investment		6	(6)	(e)	(0)
Accumulated other comprehensive loss	1,597	(334)	334	(e)	1,597
Retained Earnings	(1,069,182)	39,286	(35,898)	(e)	(1,065,794)
Total stockholders' equity	143,344	39,003	25,735		208,082
Total liabilities and stockholders' equity	$240,143	$52,112	$28,844		$321,099

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 31, 2024

	Year Ended
	March 31, 2024
	AMSC As Reported	Megatran As Reported	Pro Forma Adj for Acquisition		Combined Pro Forma
Revenues	$145,639	$72,315	$-		$217,954

Cost of revenues	110,356	55,065	607	(f)	166,028

Gross margin	35,283	17,250	(607)		51,926

Operating expenses:
Research and development	7,991	-	-		7,991
Selling, general and administrative	31,600	11,507	780	(c)	43,887
Amortization of acquisition-related intangibles	2,152	-	128	(f)	2,280
Change in fair value on contingent consideration	4,922	-	-		4,922
Restructuring	(14)	-	-		(14)
Total operating expenses	46,651	11,507	908		59,066

Operating profit/(loss)	(11,368)	5,743	(1,515)		(7,140)

Interest income, net	1,302	-	-		1,302
Other (expense)/income, net	(736)	2,388	-		1,652
Loss before income tax expense	(10,802)	8,131	(1,515)		(4,186)

Income tax expense (benefit)	309	-	(343)	(g)	(34)

Net loss	$(11,111)	$8,131	$(1,172)		$(4,152)

Net loss per common share
Basic	$(0.37)				$(0.13)
Diluted	$(0.37)				$(0.13)

Weighted average number of common shares outstanding
Basic	29,825		1,298	(h)	31,123
Diluted	29,825		1,298		31,123

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Three Months Ended June 30, 2024

	Three Months Ended
	June 30, 2024
	AMSC As Reported	Megatran As Reported	Pro Forma Adj for Acquisition		Combined Pro Forma

Revenues	$40,290	$19,020	$-		$59,310

Cost of revenues	28,065	13,946	152	(f)	42,163

Gross margin	12,225	5,074	(152)		17,147

Operating expenses:
Research and development	2,286	-	-		2,286
Selling, general and administrative	8,898	3,751	550	(c)	13,199
Amortization of acquisition-related intangibles	412	-	32	(f)	444
Change in fair value of contingent consideration	3,920	-	-
Total operating expenses	15,516	3,751	582		15,929

Operating profit/(loss)	(3,291)	1,323	(734)		(2,702)

Interest income, net	1,120	-	-		1,120
Other (expense)/income, net	(160)	9	-		(151)
Loss before income tax expense	(2,331)	1,332	(734)		(1,733)

Income tax expense (benefit)	193	-	(166)	(g)	27.0

Net loss	$(2,524)	$1,332	$(568)		$(1,760)

Net loss per common share
Basic	$(0.07)				$(0.05)
Diluted	$(0.07)				$(0.05)

Weighted average number of common shares outstanding
Basic	35,676		1,298	(h)	36,974
Diluted	35,676		1,298		36,974

1. MEGATRAN ACQUISITION

On August 1, 2024, American Superconductor Corporation, a Delaware corporation (“AMSC” or the “Company”), completed the acquisition (the “Acquisition”) of Megatran Industries, Inc, (“Megatran”), a New Jersey corporation, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated August 1, 2024 between the Company and each of the sellers listed on the signature pages thereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”), Megatran Industries, Inc, a New Jersey corporation (“Megatran”) and James David Seitz, an individual, solely in his capacity as the stockholder representative thereunder (the “Stockholder Representative”). Pursuant to the Stock Purchase Agreement, the Company purchased from the Selling Stockholders all of the issued and outstanding shares of Megatran for which the Company paid the Selling Stockholders: (a) (i) $25,000,000, minus (ii) the Indebtedness (as defined in the Stock Purchase Agreement) outstanding as of immediately prior to the closing, minus (iii) Company Expenses (as defined in the Stock Purchase Agreement) (collectively, the “Cash Purchase Price”); (b) a number of restricted shares (rounded up or down to the nearest whole share, as applicable) (the “Company Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”) equal to the quotient obtained by dividing (x) $31,350,000 (the “Share Purchase Price”) by (y) the closing price per share of Common Stock on the Nasdaq Global Select Market on the last trading day immediately preceding the Closing Date; and (c) an additional cash payment equal to $5,000,000, as adjusted pursuant to Sections 5.6(c), (d), and (f) of the Stock Purchase Agreement (the “Additional Cash Purchase Price”). As a result of this transaction, Megatran is a wholly-owned subsidiary of the Company.

The estimated fair value of the common stock issued was determined using $24.16 per share, which was the closing price on the day prior to the day that the Company acquired Megatran.

The following table summarizes the preliminary purchase price allocation at August 1, 2024 (in thousands):

Cash and cash equivalents	$481
Investment in joint venture	1,245
Prepaid and other current assets	1,376
Accounts receivable	16,734
Inventory	22,595
Property plant and equipment	28,430
Accrued expenses	(3,203)
Accounts payable	(4,394)
Deferred revenue	(4,494)
Other	(166)
Deferred tax liability	(6,534)
Net tangible assets/(liabilities)	52,070

Backlog	700
Customer relationships	1,280
Net identifiable intangible assets	1,980

Goodwill	7,300

Total purchase consideration	$61,350

This purchase price allocation is preliminary and has not been finalized in that the analysis on the assets and liabilities acquired, primarily the tax related liability, may require further adjustments to our purchase accounting that could result in a measurement adjustment that would impact our reported net assets and Goodwill as of August 1, 2024. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved, but no later than August 1, 2025. The $6.5 million of deferred tax liability is primarily related to property, plant and equipment. We have concluded that, based on the standard set forth in ASC 740, Accounting for Income Taxes, it is more likely than not that we will realize the expenses from these deferred tax liabilities.

The excess of the purchase price over estimated fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed is $7.3 million, which represents the amount of non-deductible goodwill resulting from the Megatran acquisition. In accordance with ASC 350, Intangible – Goodwill and Other Assets, we will test goodwill for impairment on an annual basis and between annual tests if we become aware of any events occurring or changes in circumstances that would indicate a reduction in the fair value of the goodwill below its carrying amount.

2. BASIS OF PRO FORMA PRESENTATION

The unaudited condensed combined pro forma balance sheet as of June 30, 2024 gives pro forma effect to the Acquisition as if the Acquisition had occurred on June 30, 2024. The Acquisition will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The unaudited condensed combined pro forma balance sheet as of June 30, 2024 was prepared by combining the Company’s historical unaudited condensed combined pro forma balance sheet as of June 30, 2024 with Megatran’s historical unaudited combined balance sheet as of June 30, 2024.

The unaudited condensed combined pro forma statement of operations for the last full fiscal year was prepared by combining the Company’s historical audited statement of operations for the fiscal year ended March 31, 2024 with Megatran’s historical audited statement of operations and comprehensive income for the fiscal year ended December 31, 2023. The unaudited condensed combined pro forma statement of operations for the three months ended June 30, 2024 was prepared by combining the Company’s historical unaudited statement of operations for the three months ended June 30, 2024 with Megatran’s historical unaudited statement of operations and comprehensive income for the three months ended June 30, 2024. The unaudited condensed combined pro forma statements of operations for the twelve months ended March 31, 2024 and the three months ended June 30, 2024 give pro forma effect to the Acquisition as if the transaction had occurred on April 1, 2023 or April 1, 2024, respectively.

The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Company believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and may be revised upon the completion of the review of the fair value accounting and tax impacts from acquisitions, which is in progress. The final allocation of purchase price could differ materially from estimated allocated amounts included in these pro forma financial statements. The unaudited condensed combined pro forma financial information presented below does not purport to be indicative of the financial position or results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The following summarizes the preliminary estimated purchase price paid to Megatran and used in the allocation to account for Acquisition (in millions):

Cash payment	30.0
Issuance of 1,297,600 shares of Company’s Common Stock	31.4

The value of the proceeds from the issuance of the shares of the Company's common stock, for the purpose of determining the accounting purchase price, was determined based on the closing price on the day prior to the acquisition of Megatran.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments (including eliminations) are included in the unaudited condensed combined pro forma balance sheet and statements of operations:

(a) To record an adjustment to Megatran's inventory to reflect the fair value of inventory, primarily work in progress, at the date of Acquisition. The related expense has not been included as an adjustment to cost of revenue in the pro forma statements of operations because its impact is not expected to recur beyond twelve months from the date of the Acquisition.

(b) To record an adjustment to Megatran's property, plant and equipment to reflect the fair value of property, plant and equipment at the date of Acquisition.  The related depreciation expense has not been included as an adjustment to operating expenses in the pro forma statements of operations because its impact is not expected to be material as the primary asset acquired is land.

(c) To record an increase in accounts payable for the estimated acquisition transaction costs incurred as of June 30, 2024

(d) To record preliminary estimated deferred tax liabilities related to the non-deductible identifiable intangible assets, at 22.64% reflecting the federal and state of New Jersey effective tax rate.

(e) To record the elimination of Megatran's historical retained earnings and equity accounts, and to reflect $61.350 million in cash and the fair value of the equity issuance of   1,297,600 shares of Common Stock for the consideration transferred.

(f) To record the amortization expense associated with acquired intangible assets including Contractual relationships/backlog and Customer relationships for the fiscal year ended March 31, 2024, and the three months ended June 30, 2024.

	Purchase	Estimated	Expense	Expense	Amortization Method
	Price	Useful	allocated for	allocated for
	Allocation	Life	12 months	3 months
		(years)
Intangible asset
Contractual relationships / backlog	$700,000	2	$606,593	$151,738	Economic Consumption
Total Cost of revenues amortization of intangible	700,000		606,593	151,738

Customer relationships	1,280,000	10	128,000	32,000	Straight Line
Total Selling, general and administrative amortization of intangibles	1,280,000		128,000	32,000

Total costs in excess of tangible assets	$1,980,000		$734,593	$183,738

(g) To record an estimated income tax benefit on pro forma adjustments to income related to the Acquisition, at 22.64% effective tax rate.

h) To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of AMSC common stock in connection with the Acquisition.

(i) To record the estimated value of goodwill acquired, which is estimated as the difference between the purchase price of $61.350 million and the estimated fair value of identifiable assets and liabilities. The goodwill recorded represents the anticipated incremental value of future cash flow potential attributable to the ability to grow the Grid business product lines though Megatran leveraging its customer base.

(J) To record the estimated fair value of the interest in the joint venture at the date of Acquisition.

(k) To record the settlement of the line of credit and the accrued stockholders' distribution as of the date of Acquisition.